As filed with the Securities and Exchange Commission on June 24, 2016

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

PARAGON COMMERCIAL CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	56-2278662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3535 Glenwood Avenue
Raleigh, North Carolina 27612
(919) 788-7770
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________

Paragon Commercial Corporation 2006 Omnibus Stock Ownership and Long Term Incentive Plan
(Full title of the plan)
______________________________

Robert C. Hatley
President and Chief Executive Officer
Paragon Commercial Corporation
3535 Glenwood Avenue
Raleigh, North Carolina 27612
(919) 788-7770
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
Todd H. Eveson, Esq. Jonathan A. Greene, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Telephone: (919) 781-4000
Facsimile: (919) 781-4865
_____________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” (in Rule 12b-2 of the Exchange Act) (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.008 par value per share, reserved for issuance pursuant to 2006 Omnibus Stock Ownership and Long Term Incentive Plan	240,699	$35.50	$8,544,814.50	$860.46

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s common stock that may become issuable under the 2006 Omnibus Stock Ownership and Long Term Incentive Plan, or as a result of any future stock splits, stock dividends or similar adjustments of the Registrant’s outstanding common stock.

(2)
Estimated solely for the purpose of calculating the Registration Fee, based upon the average of the high and low prices of the Registrant’s common stock on the Nasdaq Capital Market on June 21, 2016 in accordance with Rule 457(h).

EXPLANATORY NOTE

This registration statement registers shares of common stock, $0.008 par value per share (“common stock”), of Paragon Commercial Corporation (the “Registrant”), reserved for issuance under the Registrant’s 2006 Omnibus Stock Ownership and Long Term Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                      Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.                      Registrant Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference

The following documents heretofore filed by the Registrant with the Commission are incorporated herein by reference:

(a)           The Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-211627), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)           The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-211627), which description is incorporated by reference into the Form 8-A filed with the Commission on June 14, 2016, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description; and

(c)           The Registrant’s Current Report on Form 8-K filed on June 21, 2016.

All documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 and Item 7.01 of any report on Form 8-K that has been or may from time to time be furnished to the Commission be incorporated by reference into or otherwise become a part of this Registration Statement.

1

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.                      Description of Securities

Not applicable.  The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.                      Interests of Named Experts and Counsel

Not applicable.

Item 6.                      Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of North Carolina. North Carolina’s Business Corporation Act (the “NCBCA”) contains provisions prescribing the extent to which directors and officers of a corporation shall or may be indemnified.

Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a current or former director against liability if he acted in good faith and he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, (ii) in all other cases, that his conduct was at least not opposed to its best interests and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Pursuant to section 55-8-55, indemnification under section 55-8-51 of the NCBCA generally shall be made by the corporation only upon a determination that indemnification of the director or officer was proper under the circumstances because he met the applicable standard of conduct. Such determination may be made by (i) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding, (ii) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time party to such proceeding; (iii) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by special legal counsel in a written opinion, or (iv) by the shareholders of the corporation, not including shares owned or voted under the control of directors who are parties to the proceeding at issue.

Except in certain court-ordered circumstances, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful, on the merits or otherwise, in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the court determines that he is entitled to mandatory indemnification under Section 55-8-52, in which case the court shall also order the corporation to pay the reasonable expenses incurred to obtain court-ordered indemnification or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation’s articles of incorporation or bylaws or by resolution of the board of directors or contract.

2

Section 55-8-57 of the NCBCA permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

 Article V of the Registrant’s Articles of Incorporation, as amended, provides that, to the fullest extent permitted by the NCBCA, individuals serving, or who have served, as directors shall not be personally liable for monetary damages for breach of any duty as a director. In addition, the Registrant’s bylaws provide that the Registrant shall indemnify its directors, officers, employees or agents to the full extent allowed by applicable law against all liability and litigation expense, including reasonable attorney’s fees, arising out of such status or activities in such capacity, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Covered expenses include attorneys’ fees, judgments, fines, and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals. In determining whether a person is entitled to indemnification under the bylaws, a majority vote of the disinterested members of the Registrant’s board of directors is required; provided, however, that the disinterested directors may direct such determination to be made by independent legal counsel in written opinion. Pursuant to the bylaws and as authorized by statute, the Registrant also maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity.

Item 7.                      Exemption From Registration Claimed

Not applicable.

Item 8.                      Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1.1	Articles of Incorporation of Paragon Commercial Corporation (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)
3.1.2
Articles of Amendment of Paragon Commercial Corporation effective June 30, 2008
(incorporated by reference to Exhibit 3.1.2 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)

3.1.3
Articles of Amendment of Paragon Commercial Corporation effective February 5, 2009
(incorporated by reference to Exhibit 3.1.3 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)

3.1.4	Articles of Amendment of Paragon Commercial Corporation effective May 29, 2014 (incorporated by reference to Exhibit 3.1.4 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)
3.1.5
Articles of Amendment of Paragon Commercial Corporation effective June 23, 2014
(incorporated by reference to Exhibit 3.1.5 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)

3.2	Bylaws of Paragon Commercial Corporation, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP
23.1	Consent of Elliott Davis Decosimo, PLLC
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement on Form S-8)
99.1
Paragon Commercial Corporation 2006 Omnibus Stock Ownership and Long Term Incentive Plan
(incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)

3

Item 9.                      Undertakings

(a)	The undersigned Registrant hereby undertakes as follows:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on June 24, 2016.

PARAGON COMMERCIAL CORPORATION

By:	/s/ Robert C. Hatley
Robert C. Hatley
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of  Paragon Commercial Corporation, do hereby constitute and appoint Robert C. Hatley and Steven E. Crouse, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Paragon Commercial Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his hand as of the date indicated below.

Dated: June 24, 2016

SIGNATURE	CAPACITY

/s/ Robert C. Hatley	President and Chief Executive Officer
Robert C. Hatley	(principal executive officer)
/s/ Steven E. Crouse	Executive Vice President and Chief Financial Officer
Steven E. Crouse	(principal financial officer and principal accounting officer)
/s/ Howard Jung	Chairman of the Board of Directors
Howard Jung
/s/ Curtis C. Brewer III	Director
Curtis C. Brewer III
Director
Roy L. Harmon, Jr.
Director
K. Wesley M. Jones
/s/ Thomas B. Oxholm	Director
Thomas B. Oxholm
/s/ F. Alton Russell	Director
F. Alton Russell

EXHIBIT INDEX

Exhibit No.	Description
3.1.1	Articles of Incorporation of Paragon Commercial Corporation (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)
3.1.2
Articles of Amendment of Paragon Commercial Corporation effective June 30, 2008
(incorporated by reference to Exhibit 3.1.2 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)

3.1.3
Articles of Amendment of Paragon Commercial Corporation effective February 5, 2009
(incorporated by reference to Exhibit 3.1.3 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)

3.1.4	Articles of Amendment of Paragon Commercial Corporation effective May 29, 2014 (incorporated by reference to Exhibit 3.1.4 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)
3.1.5
Articles of Amendment of Paragon Commercial Corporation effective June 23, 2014
(incorporated by reference to Exhibit 3.1.5 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)

3.2	Bylaws of Paragon Commercial Corporation, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP
23.1	Consent of Elliott Davis Decosimo, PLLC
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement on Form S-8)
99.1
Paragon Commercial Corporation 2006 Omnibus Stock Ownership and Long Term Incentive Plan
(incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 filed on May 26, 2016)